                                                                  Exhibit 10.25

                             AMENDMENT NO. 1 TO REVOLVING
                          CREDIT LOAN AND SECURITY AGREEMENT


          THIS AMENDMENT NO. 1 TO REVOLVING CREDIT LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of March 25, 1998, by and between (i) UNAPIX ENTERTAINMENT, INC., a Delaware corporation ("Unapix"), and MIRAMAR IMAGES, INC., a Washington corporation ("Miramar"; and together with Unapix, collectively the "Borrowers"), and (ii) IMPERIAL BANK, a California chartered bank (the "Bank"), with respect to the following facts:

     A. Pursuant to the terms of that certain Revolving Credit Loan and Security Agreement dated as of April 16, 1997 (the "Loan Agreement"), by and among the Borrowers, A Pix Entertainment, Inc., a New York corporation ("A Pix"), and the Bank, the Bank has heretofore made available to the Borrowers and A Pix a revolving credit facility in an aggregate amount not to exceed $7,000,000. Capitalized terms not expressly defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

     B. A Pix has heretofore merged with and into Unapix; and as a result thereof Unapix has (1) succeeded to all assets and properties of A Pix subject to the security interests of the Bank therein pursuant to the Loan Documents, and (ii) assumed all liabilities and obligations of A Pix (including, without limitation, all Obligations of A Pix to the Bank pursuant to and/or in connection with the Loan Documents).

     C. The Borrowers have requested the Bank to (i) increase the amount of the Commitment from $7,000,000 to $10,000,000, (ii) change the Tier 1 Borrowing Base Component and Tier 4 Borrowing Base Component percentages, and
(iii) formally consent to the issuance by Unapix (a) during the fourth calendar quarter of 1997, of $1,300,000 of certain convertible notes, and (b) on February 19, 1998, of $5,250,000 of certain convertible subordinated notes.

     D. The Bank is willing to agree to the foregoing subject to the terms and conditions contained herein.

          NOW, THEREFORE, in consideration of the above facts and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

          1.   AMENDMENTS

               1.1. Definitions. Section 1 of the Loan Agreement is hereby amended by adding thereto the following definition:

                    "`1998 Convertible Notes' shall mean the 10% Convertible Subordinated Notes in an aggregate principal amount not to exceed $5,250,000, due June 30, 2003, issued by Unapix, the terms of which have been reviewed and approved in writing by the Bank."

               1.2 Increase In Committment. Section 2.1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                    "2.1.1    Commitment.  To the Borrower, in the form of
                Advances and Letters of Credit by way of a revolving credit facility (the "Facility) in the aggregate sum owing hereunder of up to Ten Million Dollars ($10,000,000) (the "Commitment") from time to time during the period (the "Availability Period") commencing on the execution date hereof and expiring on September 30, 1998; provided, however, that subject to
                Section 2.1.2 hereof, at no time shall the sum of all Advances and all undrawn amounts under all Letters of Credit at any time outstanding under the Facility exceed the lesser of (i) the Commitment, or (ii) the then current amount of the Borrowing Base; provided, further, however, that the aggregate sum of all undrawn amounts under Standby Letters of Credit shall not at any time exceed the Standby Letters of Credit Sublimit. Subject to the terms and conditions of this Agreement, the Borrowers may borrow, repay and reborrow amounts constituting the Commitment. Notwithstanding anything herein to the contrary, no Letter of Credit shall remain outstanding after the Final Repayment Date."

               1.3  Promissory Note.

                    1.3.1 The first sentence of Section 2.6 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                    "The Principal (and Interest thereon) owing to the Bank
                     under the Facility shall be evidenced by an Amended and Restated Promissory Note (hereinafter the 'Note') executed by the Borrowers and payable to the Bank in the face amount of the Commitment."

                    1.3.2 As soon as practicable following the Borrowers' compliance with each of the conditions precedent set forth in
                Section 3 hereof, the Bank shall return to the Borrowers the existing $7,000,000 Promissory Note dated April

                16, 1997, previously executed by the Borrowers in favor of the Bank.

               1.4 Tier 1 Borrowing Base Component. Section 3.1.1 of the Loan Agreement is hereby amended by changing the Tier 1 Borrowing Base Component percentage from "55%" to "65%."

               1.5 Tier 4 Borrowing Base Component. Section 3.1.4 of the Loan Agreement is hereby amended by (i) changing the Tier 4 Borrowing Base Component percentage from "50%" to "75%", and (ii) adding the following proviso at the end of said Section: "provided, however, that in no event shall the aggregate amount of the Tier 4 Borrowing Base Component exceed $3,000,000;".

               1.6 Commitment Fees. Section 4.3 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                    "4.3 Commitment Fees. The Borrowers shall pay to the Bank a non-refundable commitment fee (the "Commitment Fee") equal to one-half percent (1/2%) per annum on the greater of (i) the average unused portion of the first $7,000,000 of the Commitment, and (ii) the average unused portion of the Borrowing Base (i.e. that portion of the Borrowing Base which is not used to borrow Advances or issue Letters of Credit). The Commitment Fee shall be calculated and payable quarterly in arrears on the first Business Day of each calendar quarter and on the Final Repayment Date. For purposes of calculation of the Commitment Fee, the aggregate undrawn amount of all outstanding Letters of Credit shall be considered part of the used portions of the Commitment."

               1.7  Permitted Indebtedness.

                    1.7.1 Section 10.3.8 of the Loan Agreement is hereby amended by changing the dollar amount "$1,000,000" to "$2,300,000".

                    1.7.2 Section 10.3 of the Loan Agreement is hereby amended by adding thereto a new Subsection 10.3.17 which shall read in its entirety as follows:

                              "10.3.17 the Indebtedness evidenced by the 1998
                    Convertible Notes."

               1.8 Modification Covenant. Section 10.9 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                              "10.9     Prohibition of Modifications.  Modify or
                    permit or suffer to occur any Modification (i) to any License Agreement underlying any receivable included in the Borrowing Base, (ii) to the Variable Rate Notes, the 1996 Convertible Notes, the 1997 Convertible Notes, or the 1998 Convertible Notes, or (iii) to any other agreement to which any Borrower is a party or which requires the consent or approval of any Borrower to Modify that would materially and adversely (a) affect the condition (financial or otherwise) of any Borrower, (b) lessen the ability of any Borrower to perform its obligations under any Loan Document, (c) lessen any of the rights granted to the Bank under any Loan Document, (d) affect the Collateral, and/or (e) affect the Bank's interest in any of the Collateral."

               1.9 Restricted Payments Covenant. Section 10.17 of the Loan agreement is hereby amended as follows:

                    1.9.1 Sections 10.17.2 and 10.17.3 of the Loan Agreement are hereby amended by adding the phrase "and 1998 Convertible Notes" immediately following the phrase" and 1997 Convertible Notes" appearing in each of said Sections; and

                    1.9.2 The last paragraph of Section 10.17 of the Loan Agreement is hereby amended by adding the phrase "and 1998 Convertible Notes" immediately following each phrase "and 1997 Convertible Notes" appearing in said paragraph.

               1.10. Events of Default. Section 11.4 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                                 "11.4     A default or breach (without
                         regard to any notice or period of cure) with respect to the payment of any indebtedness for borrowed money of any Borrower to any third party (including, the Variable Rate Notes, the 1996 Convertible Notes, the 1997 Convertible Notes, and the 1998 Convertible Notes) when due or in the performance of any other obligation incurred in connection with any such indebtedness for borrowed money by any Borrower which accelerates (or permits the acceleration of) any such indebtedness in an amount not less than $250,000 or would have a material adverse effect upon the Collateral or any Borrower's ability to fully and timely perform all of its obligations under the Loan Documents."

          2.   REPRESENTATIONS AND WARRANTIES.

               2.1 Representations and Warranties. For the purpose of inducing the Bank to enter into this Amendment, the Borrowers hereby jointly and severally represent and warrant to the Bank that as of the date hereof and as of each Drawdown Date including, without limitation, as of the date of each Advance under the increased Commitment (except to the extent that any such representation or warranty expressly relates to an earlier date):

                    2.1.1 Each of the representations and warranties of the Borrowers contained in the Loan Agreement and in any and all other Loan Documents is or was (as the case may be) true and correct on and as of the date given with the effect as though such representations and warranties had been made on and as of such date;

                    2.1.2 No Event of Default or Potential Event of Default has occurred and is continuing;

                    2.1.3 Each of the Borrowers is duly authorized to enter into this Amendment, the Note (i.e. the Amended and Restated Promissory Note to be executed by the Borrowers pursuant to Section
          3.1.1 hereof) and consummate the transactions herein contemplated and has the requisite power, authority and legal right to execute, deliver and perform this Amendment, such Note and the other documents and transactions contemplated herein, and has taken all necessary action to authorize it's execution, delivery and performance of this Amendment, such Note and such other documents and transactions as contemplated herein; and

                    2.1.4 The consummation of the transactions herein contemplated and the fulfillment of the terms hereof and the compliance by the Borrowers with all of the terms and conditions of this Amendment and the other documents herein provided will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or violate, any indenture, bank loan, credit agreement or other agreement or instrument, or existing law or judgment, to which either or both of the Borrowers is a party or by which they or any of their assets is bound, nor will it result it in the creation of any Encumbrance upon any of their properties or assets pursuant to the provisions of any such indenture, bank loan, credit agreement or other agreement or instrument, nor are any of the Borrowers prohibited by their articles of incorporation, by-laws or any indenture or other agreement, nor does it require any approval or consent of any Person that has not otherwise been obtained as of the date hereof; and that this Amendment, the Note and each additional instrument and document required hereunder when executed and delivered by the Borrowers will constitute the legal, valid and binding obligation of the Borrowers enforceable against them in accordance with its terms.


               2.2  Survival of Representations and Warranties.

               All warranties and representations herein shall survive the execution of this Amendment and the consummation of the transactions contemplated herein.

          3.   CONDITIONS PRECEDENT.

               3.1 The provisions of Section 1 hereof shall not become effective, and the Bank shall not be under any obligation to make any Advances under the contemplated increase in the Commitment until the Borrowers shall have complied with each of the following conditions precedent to the satisfaction of the Bank in its sole and absolute discretion, unless otherwise waived by the Bank in writing in its sole and absolute discretion:

                    3.1.1     Amended and Restated Note.

                    Delivery to the Bank of the Note duly executed by each Borrower in the form of Exhibit 1 attached hereto;

                    3.1.2     Supporting Documents of Borrowers.

                    Delivery to the Bank of a certificate of a senior executive officer of each Borrower acceptable to the Bank in substance and form satisfactory to the Bank (including, without limitation, certification by such officer of each Borrower that attached thereto is a true and correct complete copy of resolutions of the Board of Directors or the Executive Committee thereof (and if applicable, the shareholders) of such Borrower approving and authorizing the execution, delivery and performance of this Amendment and the other documents and transactions contemplated herein, including, but not limited to, the Amended and Restated Note);

                    3.1.3     Good Standing Certificates.

                    Delivery to the Bank of a good standing certificate, dated as of a recent date, issued by the Office of the Secretary of State of
          (i) the jurisdiction of incorporation of each Borrower, and (ii) each additional State where any Borrower is qualified to transact business as a foreign corporation (or the failure to so qualify could have a material adverse effect on any Borrower or any of the Collateral);

                    3.1.4     Payment of Loan Fee.

                    The Borrowers shall pay to the Bank in consideration of the increase in the Commitment provided for herein, a non-refundable loan fee of $25,000;

                    3.1.5     Closing Costs.

                    The Borrowers shall have paid to the Bank all Costs incurred by the Bank in connection with the negotiation, review and preparation of this Amendment, the Amended and Restated Note, any other Loan Documents and the various transactions contemplated herein and therein; and

                    3.1.6     Compliance.

                    The Borrowers shall have complied and then be in compliance with all terms, covenants and conditions of the Loan Agreement.

          4.   ACKNOWLEDGEMENTS.

          Each Borrower hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Amendment and the transactions contemplated hereby; (b) it has made an independent decision to enter into this Amendment without reliance on any representation, warranty or covenant or undertaking by the Bank other than as expressly set forth in this Amendment; and (c) should any shortfall occur between such Borrower's financing needs and the Commitment, as amended by this Amendment, such shortfall shall be the sole responsibility of such Borrower and such Borrower shall not make any claim against the Bank based on any facts, events or circumstances now or hereafter existing.

          5.   MISCELLANEOUS.

               5.1 All references in the Loan Agreement and in any other Loan Document to the "Loan Agreement," "this Agreement", the "Note" and/or "Loan Documents" (or words of similar import) shall be deemed a reference to the Loan Agreement as amended by this Amendment and/or shall include the Note to be executed by the Borrowers pursuant to
       Section 3.1.1 hereof, as the case may be.

               5.2 Except as expressly modified, amended or restated by this Amendment and the Amended and Restated Note, all of the terms and conditions of the Loan Agreement, as so modified or amended and the additional Loan Documents shall remain in full force and effect.

               5.3 This Amendment shall be subject to, construed in accordance with and governed by the laws of the State of California without giving effect to such state's conflicts of law provisions.

               5.4 This Amendment may be executed in one or more counterparts, each of which shall constitute an original Amendment, but all of which together shall constitute one and the same instrument.

               5.5 Section headings are included for the sake of convenience only and shall not affect the interpretation of any provision of this Amendment.

               5.6 This Amendment and the other documents referred to herein are intended by the Borrowers and the Bank to be the final, complete and exclusive expression of the agreement between them. This Amendment supersedes any and all prior oral or written agreements relating to the subject matter hereof.

               5.7 Whether or not the transactions contemplated herein shall be consummated, the Borrowers jointly and severally agree to pay all costs incurred by or on behalf of the Bank in connection with the transactions hereby contemplated (including, without limitation, the performance of any due diligence by the Bank) and the preparation, negotiation, execution, delivery, waiver, Modification and/or administration of this Amendment, the Note and any other documentation contemplated hereby or thereby, the making of additional Advances and/or the enforcement or protection of the rights of the Bank in connection therewith, including, without limitation, any internally allocated audit costs and the fees and disbursements of Mitchell, Silberberg & Knupp LLP, counsel to the Bank.

          IN WITNESS WHEREOF the parties hereto have executed this Amendment as of the date first above written.

                         IMPERIAL BANK,
                         a California chartered bank


                         By:________________________________

                         Its:_______________________________



                         UNAPIX ENTERTAINMENT, INC.,
                         a Delaware corporation

                         By:________________________________

                         Its:_______________________________



                         MIRAMAR IMAGES, INC.,
                         a Washington corporation

                         By:________________________________

                         Its:_______________________________

                                         S-2